Exhibit (e)(1)(i)

Appendix A

to the Distribution Agreement between Baillie Gifford Funds and Baillie Gifford Funds Services LLC

This Appendix A is amended and restated effective as of July 1, 2018

Investment Company	Series	Date Added
Baillie Gifford Funds	The International Equity Fund	February 27, 2015
	The EAFE Fund	February 27, 2015
	The EAFE Choice Fund	February 27, 2015
	The EAFE Pure Fund	February 27, 2015
	The Emerging Markets Fund	February 27, 2015
	The Global Alpha Equity Fund	February 27, 2015
	The The U.S. Equity Growth Fund	February 27, 2015
	The Long Term Global Growth Equity Fund	February 27, 2015
	The Asia Ex Japan Fund	April 29, 2016
	The Global Select Equity Fund	September 19, 2017
	The International Concentrated Growth Fund	September 19, 2017
	The Positive Change Equity Fund	September 19, 2017
	The Multi Asset Fund	July 1, 2018
	The Japan Equity Growth Fund	July 1, 2018

BAILLIE GIFFORD FUNDS, on behalf of
each of its series as set forth above

By	/s/ Gareth John Griffiths

Name: Gareth John Griffiths

Title: Secretary and Chief Legal Officer

BAILLIE GIFFORD FUNDS SERVICES LLC

By	/s/ David Salter

Name: David Salter

Title: Chairman

[Amended and Restated Appendix A to the Distribution Agreement between Baillie Gifford Funds and Baillie Gifford Funds Services LLC]